Exhibit 10.6

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March 30, 2012 (the “Effective Date”), is by and between TRI-VALLEY CORPORATION, a Delaware corporation (“Debtor”), and GEORGE T. GAMBLE, TRUSTEE OF THE GEORGE T. GAMBLE 1991 TRUST (“Purchaser”), in respect of the 14% Senior Secured Note due April 30, 2013 (the “Note”), issued by Debtor on the date hereof and payable to Purchaser. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Purchase Agreement (defined below).

Recitals

A.           Purchaser is purchasing the Note in the aggregate amount of $3,298,309.84 (the “Loan”) pursuant to the terms of that certain Senior Secured Note and Warrant Purchase Agreement dated as of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”).

B.            Previously, Debtor granted to Purchaser, among other parties, as secured party, a security interest in certain of its property and assets, including a pledge of 100% of the stock of its Subsidiaries (hereinafter defined), pursuant to that certain Pledge and Security Agreement dated as of November 10, 2011 (the “Original Agreement”).

C.            Select Resources Corporation, Inc., a Delaware corporation (“Select Resources”), is a wholly-owned subsidiary of Debtor, and Debtor owns all of the issued and outstanding shares of common stock of Select Resources (the “Select Securities”).

D.           Tri-Valley Oil & Gas Co., a California corporation (“TVOG”, and together with Select Resources, each a “Subsidiary”, and collectively with any other Person 50% or more of whose voting securities or other ownership interests are directly or indirectly owned by the Company, the “Subsidiaries”), is a wholly-owned subsidiary of Debtor, and Debtor owns all of the issued and outstanding shares of common stock of TVOG (the “TVOG Securities”).

E.            Under the terms of the Purchase Agreement, Debtor has agreed to amend and restate the Original Agreement to, among other things, grant to Purchaser, as secured party, a security interest in certain of its property and assets as set forth herein, including a pledge of 100% of ownership interests in all of its Subsidiaries, including without limitation, the Select Securities and the TVOG Securities.

F.            As a condition precedent to advancing the Loan and the issuance of the Note, the Debtor is required to execute and deliver this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.            Grant of Security.  Debtor hereby grants to Purchaser, a lien on and security interest in all of Debtor’s right, title and interest in, to and under the following, whether now or hereafter owned, existing, arising or acquired and wherever located (all of the following, collectively, the “Collateral”):

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(a)           Pledged Securities.  The entire interest of Debtor in each Subsidiary, as described in Schedule 1(a) and as the same is updated from time to time, all additional interests in each Subsidiary or any successor from time to time acquired by Debtor, and all warrants, options or other rights, whether now owned or hereafter acquired, of Debtor entitling the holder thereof to purchase or acquire any such interest or interests, including (i) Debtor’s capital account, its interest as a shareholder, as applicable, in the net cash flow, net profit and net loss, any items of income, gain, loss, deduction and credit of each Subsidiary, Debtor’s interest in all distributions made or to be made by each Subsidiary to Debtor and all of the other economic rights, titles and interests of Debtor as a shareholder whether set forth in the certificate of incorporation, articles of incorporation or bylaws, as applicable, of each Subsidiary, by separate agreement or otherwise, (ii) Debtor’s voting and other control rights as a shareholder of each Subsidiary, and (iii) all certificates, agreements (including operating agreements), books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing (collectively, the “Pledged Securities”).

(b)           Proceeds.  All proceeds, products and supporting obligations of or with respect to any and all of the foregoing and, to the extent not otherwise included, any payments under insurance (whether or not Purchaser is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing.

In each case, the foregoing shall be covered by this Agreement, whether any of Debtor’s ownership or other rights therein are presently held or hereafter acquired (by operation of law or otherwise) and howsoever any of Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).  For purposes hereof, the terms supporting obligations and proceeds shall have the meanings set forth in the Uniform Commercial Code as enacted from time to time in the state of New York or in any other applicable jurisdiction (“UCC”).

2.            Security for Secured Obligations.  This Agreement secures the payment and performance of (a) all Obligations and (b) all indebtedness, obligations and liabilities of the Debtor now or hereafter existing under this Agreement (all such indebtedness, obligations and liabilities being the “Secured Obligations”).

3.            Rights in Pledged Collateral.  It is the intention of the parties hereto that record and beneficial ownership of the Pledged Securities, including, without limitation, all voting, consensual and dividend rights, shall remain in Debtor until the occurrence and during the continuation of an Event of Default and until Purchaser shall notify Debtor of Purchaser’s exercise of voting and dividend rights in the Pledged Securities. Upon the occurrence and during the continuance of an Event of Default and following written notice to Debtor by the Purchaser, (i) all rights of Debtor to receive the dividends, interests and other distributions that it would otherwise be authorized to receive and retain shall cease, and Purchaser shall thereupon have the sole right to receive and hold as Collateral such dividends, interests and other distributions and (ii) all dividends, interests and other distributions that are received by Debtor contrary to the provisions of the foregoing clause (i) shall be received in trust for the benefit of Purchaser, shall be segregated from other funds of Debtor and shall be forthwith paid over to Purchaser as Collateral in the same form as so received (with any necessary indorsement).

4.            Representations and Warranties.  Debtor hereby continuously represents and warrants as follows:

(a)           the Pledged Securities constitute all of the issued and outstanding shares of capital stock of the Subsidiaries.

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(b)           Debtor has no securities account and none of the Collateral is deposited in, credited to or otherwise subject to any securities account.

(c)           Debtor is the sole legal and beneficial owner of the Collateral owned by it, and has good and marketable title to (or valid right in and the power to transfer such rights to) the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, Permitted Encumbrances and the liens arising in the ordinary course of business or otherwise disclosed or contemplated in the Purchase Agreement, Permitted Encumbrances and the liens arising in the ordinary course of business or otherwise disclosed or contemplated in the Purchase Agreement.

(d)          This Agreement creates a valid security interest in the Collateral, which, upon the filing of all related UCC-1 financing statements in the state of Delaware pursuant to the applicable provisions of the UCC and the delivery to the Purchaser of all certificates representing the Pledged Securities, shall constitute a perfected, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

(e)           No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by Debtor of the security interest created hereby or for the execution, delivery or performance of this Agreement by Debtor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), other than the filing of UCC-1 financing statements or UCC-3 amendments describing the Collateral, in accordance with the applicable provisions of the UCC or (iii) for the exercise by Purchaser of its rights and remedies hereunder.

(f)           There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

5.            Covenants; Further Assurances.

(a)           Debtor shall keep its principal place of business and chief executive office and its books and records at its current location.  Debtor shall not change its name in any manner whatsoever or its jurisdiction of organization, formation or incorporation without ten (10) business days written notice to Purchaser.

(b)           Debtor shall maintain good and marketable title to its Collateral free and clear of all liens, security interests, options, and other charges or encumbrances, except for the security interests created by this Agreement.  Debtor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of all or any portion of the Pledged Securities to any person unless (i) no Event of Default exists as of the date of such disposition or would exist as a result thereof, (ii) the proposed third party transfer is approved in advance by Purchaser, (iii) the Pledged Securities conveyed remain subject to a first priority, perfected security interest in favor of Purchaser, and (iv) each party acquiring Pledged Securities that is required to pledge the equity interests of each Subsidiary pursuant to Section 6.1(i) of the Agreement shall execute and deliver a Supplement in the form of Schedule 2 attached hereto.  Debtor shall use commercially reasonable efforts to resolve any dispute, right of setoff, counterclaim, or defense with respect to all or any part of the Collateral.  Debtor shall use commercially reasonable efforts to cause to be terminated any financing statement or other security instrument with respect to its Collateral, except such as may exist or as may have been filed in favor of Purchaser.  Debtor shall defend Purchaser’s right, title, and special property and security interest in and to the Collateral against the claims of any person or entity.

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(c)           All certificates evidencing any and all Pledged Securities shall be delivered to the Purchaser, along with undated stock powers endorsed in blank.  Debtor shall not cause or permit the removal of any item of the Collateral from its possession, control or risk of loss, or from the location specified herein, other than removal in connection with possession of Collateral by Purchaser or by a bailee selected by Purchaser who is holding the Collateral for the benefit of Purchaser.

(d)           Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Purchaser may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Debtor will upon such request execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Purchaser may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.  Debtor shall furnish to Purchaser any information that Purchaser may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or the Purchase Agreement.

(e)           Debtor hereby authorizes Purchaser, but Purchaser shall have no obligation, to file one or more financing or continuation statements, and amendments thereto, related to all or any part of the Collateral without the signature of Debtor.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(f)           Debtor will furnish to Purchaser from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Purchaser may reasonably request, all in reasonable detail.

6.            Purchaser Appointed Attorney-in-Fact.  Upon the occurrence of any Event of Default, Debtor hereby irrevocably appoints Purchaser the attorney-in-fact of Debtor, coupled with an interest and with full authority in the place and stead of Debtor and in the name of Debtor,  from time to time in Purchaser’s discretion, to take any action and to execute any instrument which Purchaser may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(b)           To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(c)           To file any claims or take any action or institute any proceedings which Purchaser may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Purchaser with respect to any of the Collateral.

The provisions of this Section 6 shall terminate upon the complete and final satisfaction and repayment of all obligations of any of Debtor under the Note and the Purchase Agreement, whether for principal, interest, expenses or otherwise.

7.            Purchaser May Perform.  If any Debtor fails to perform any agreement contained herein, Purchaser may perform, or cause performance of, such agreement, and the expenses of Purchaser incurred in connection therewith shall be payable by Debtor.

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8.            Purchaser’s Duties.  The powers conferred on Purchaser hereunder and under the Purchase Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Purchaser shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Purchaser accords its own property.

9.            Events of Default.  An Event of Default under the Purchase Agreement shall be an Event of Default hereunder.

10.          Remedies.

(a)           If any Event of Default shall have occurred and be continuing:

(i)            Purchaser shall have all of the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds thereof as are afforded to Purchaser by this Agreement and the applicable sections of the UCC (whether or not the UCC applies to the affected Collateral).

(ii)           Without limiting the scope of the foregoing clause (i):

(A)           Purchaser shall have the right to sell, resell, assign, and deliver the Collateral for sale, provided that only such portion of the Collateral as is necessary to satisfy the obligations arising under the Note or Purchase Agreement may be sold by Purchaser.  Purchaser will give Debtor, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice of the time and place of any sale of the Collateral or the time after which any private sale or any other intended disposition of the Collateral is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.  Such notice may be given without any demand for performance or other demand, all such demands being hereby expressly waived by Debtor.  Purchaser shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(B)           In the event of any such sale or sales, the Collateral so purchased shall be held by the purchaser absolutely free from any and all claims or rights of Debtor of every kind and nature whatsoever, including any equity of redemption or similar rights, all such equity of redemption and similar rights being hereby expressly waived and released by Debtor.  Purchaser may disclaim warranties of title, possession, quiet enjoyment and the like.  The proceeds of the sale of any Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all of the Purchaser’s costs and expenses of sale, including reasonable attorneys’ fees; second, to the payment of the obligations of Debtor and the other parties under the Note, in such order of priority as Purchaser shall determine; and third, any remaining proceeds shall be paid to shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.

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(C)           Debtor recognizes that Purchaser may be unable to effect a public sale of all or any part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or other applicable laws, rules or regulations, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will, among other things, be obliged to agree to acquire the Collateral or any part thereof for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor agrees that private sales so made may be at prices and on terms less favorable than if the Collateral were sold at public sales, and that Purchaser has no obligation to delay the sale of any Collateral for the period of time necessary to permit the Collateral to be registered for public sale under the Securities Act or any other applicable law, rule or regulation.  Debtor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iii)           Debtor shall take any action that Purchaser may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to Purchaser, or to such one or more third parties as Purchaser may designate, or to a combination of the foregoing, any or all of the Collateral.

(iv)           Purchaser shall have the right, for and in the name, place and stead of Debtor, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral, and in connection therewith, Debtor hereby irrevocably appoints Purchaser and its agents, successors or assigns, or any of them, as attorneys-in-fact for Debtor to execute, deliver, file and record such items for Debtor and in Debtor’s name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable.

(b)           If in connection with the exercise by Purchaser of any power, right, provision or remedy granted pursuant to this Agreement, or in order to effectuate the purposes and intent of this Agreement, any consent, approval, registration, filing, qualification or authorization of any governmental authority is required, Debtor will execute and deliver all applications, certificates, instruments and other documents and papers that Purchaser may be required to obtain for such governmental consent, approval, registration, filing, qualification or authorization.

11.         Waivers and Amendments.  No provision of this Agreement may be amended, waived or modified without the written consent of all the Purchaser and the Debtor.  Purchaser may exercise its rights with respect to the Collateral held hereunder without first or simultaneously resorting to any other collateral or sources of repayment or reimbursement; and without being obligated to consider or take notice of any right of contribution, reimbursement, subrogation or marshaling of assets which Debtor may have or claim to have against any person or persons or with respect to any other collateral; and Purchaser may release any and all other collateral it may now or hereafter have to secure repayment of the Note, all without affecting  or impairing its rights with respect to the Collateral.  The failure by Purchaser to insist upon Debtor’s strict performance of this Agreement or the delay or the failure by Purchaser to exercise Purchaser’s remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Purchaser of any of Purchaser’s rights or remedies hereunder or at law or in equity.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occasion.

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12.          Addresses for Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12(b)) all notices and other communications provided for herein shall be given in the manner, and to the addresses, specified in the Purchase Agreement.

(b)           Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Each party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

13.         Security Interest Absolute; Continuing Security Interest.  All rights of Purchaser and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of, and unaffected by any other circumstance which might otherwise constitute a defense available to, or a discharge of Debtor in respect of the Note, the Purchase Agreement and this Agreement.  This Agreement shall create a continuing assignment of and security interest in the Collateral and shall remain in full force and effect until the payment in full of the Secured Obligations, promptly following which Purchaser will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

14.         Governing Law.  This Agreement, and its validity, enforcement, and interpretation, shall be governed by New York law (without regard to any conflict of law principles that would result in the application of substantive law of another jurisdiction) and applicable United States federal law.

15.          Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)           DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT LOCATED IN THE COUNTY OF LOS ANGELES, CALIFORNIA AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

(b)          DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY AGENT BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA, AT ITS ADDRESS SPECIFIED OR REFERRED TO IN SECTION 12.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(c)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  DEBTOR HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS OF DEBTOR IN THIS SECTION 15.

(d)           DEBTOR HEREBY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF PURCHASER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF PURCHASER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN PURCHASER AND DEBTOR.

16.         Advice of Counsel.  Debtor represents and warrants that it has consulted with its legal counsel regarding all provisions of this Agreement, including those under Section 15.

17.         Successors and Assigns.  The provisions of this Agreement shall be binding upon Debtor and its successors and permitted assigns and inure to the benefit of, and be enforceable by, Purchaser and its respective successors, transferees and assigns.  Debtor shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Purchaser (and any attempted assignment or transfer by Debtor without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person or entity, other than the parties hereto, their respective successors and assigns permitted hereby, any legal or equitable right, remedy or claim under or by reason of this Agreement.

18.         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.         Interpretation.  As used in this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require:

(a)           the words “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import,

(b)           the word “or” is not exclusive,

(c)           references to an “Article,” “Section,” “preamble,” “recital” or any other subdivision, or to an “Appendix,” “Annex,” “Exhibit” or “Schedule” are to an article, section, preamble, recital or subdivision of this Agreement, or to an appendix, annex, exhibit or schedule to this Agreement,

(d)           the words “this Agreement,” “hereby,” “hereof,” “herein,” “hereunder” and comparable words refer to all of this Agreement, including the Appendices, Annexes, Exhibits and Schedules to this Agreement, and not to any particular Article, Section, preamble, recital or other subdivision of this Agreement or Appendix, Exhibit or Schedule to this Agreement,

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(e)            any pronoun in masculine, feminine or neuter form shall include any other gender,

(f)            any word in the singular form include the plural and vice versa,

(g)           references to any agreement or other document, including this Agreement, are to such agreement or document as amended, modified, supplemented and restated now or from time to time after the Effective Date,

(h)           references to any law are to it as amended, modified, supplemented and restated now or from time to time after the Effective Date, and to any corresponding provisions of successor laws, and, unless the context requires otherwise, any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder,

(i)            references to any person or entity include such person’s or entity’s respective successors and assigns permitted hereby,

(j)            references to a “day” or number of “days” (without the explicit qualification of “business”) refer to a calendar day or number of calendar days, and

(k)           any financial or accounting term that is not otherwise defined herein shall have the meaning given such term under generally accepted accounting principles in the United States of America consistently applied.

20.          Headings.  Titles and Article, Section and other subdivision headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

21.         Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the Purchase Agreement, the Note and the other Transaction Documents collectively constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

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This Agreement has been duly executed and delivered to be effective as of the Effective Date.

DEBTOR:

TRI-VALLEY CORPORATION, a Delaware corporation

By:	/s/ Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer

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PURCHASER:

GEORGE T. GAMBLE 1991 TRUST

By:	/s/ G. Thomas Gamble
`	G. Thomas Gamble, Trustee

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Schedule 1(a)

Pledged Securities

Registered Holder (Debtor)	Corporation (Issuer)	Jurisdiction of Organization of Issuer	Ownership of Debtor in Issuer (common shares of Issuer)
Tri-Valley Corporation	Select Resources Corporation, Inc.	Delaware	1,000 shares of Common Stock
Tri-Valley Corporation	Tri-Valley Oil & Gas Co.	California	1,000 shares of Common Stock

Amended and Restated Pledge and Security Agreement – Schedule 1(a)

Schedule 2

FORM OF SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT

THIS SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT (this “Supplement”), dated as of _______________, is made by TRI-VALLEY CORPORATION, a Delaware corporation (“Debtor”), in favor of GEORGE T. GAMBLE, TRUSTEE OF THE GEORGE T. GAMBLE 1991 TRUST (“Purchaser”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement referred to below, or if not defined therein, the Pledge Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Purchaser purchased the Note pursuant to the terms of that certain Senior Secured Note and Warrant Purchase Agreement dated as of March 30, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, Debtor entered into the Amended and Restated Pledge and Security Agreement, dated as of March 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of Purchaser, as security for the Secured Obligations under the Purchase Agreement;

WHEREAS, the Purchase Agreement requires that the Debtor pledge the common stock or membership units described hereto in Annex 1; and

WHEREAS, the Debtor has agreed to execute and deliver this Supplement in order to pledge such common stock or membership units.

NOW, THEREFORE, IT IS AGREED:

1.           Pledge Agreement.  By executing and delivering this Supplement, the Debtor, as provided in Section 6.1(i) of the Purchase Agreement, hereby pledges and grants a security interest in (a) the shares of common stock or membership units of the Issuers identified in Annex 1 hereto and all other shares of common stock or membership units of whatever class of the Issuers, now or hereafter owned by the Debtor, in each case together with the certificates evidencing the same (collectively, the “Pledged Securities”); (b) all shares, units, securities, moneys or property representing a dividend on any of the Pledged Securities, or representing a distribution or return of capital upon or in respect of the Pledged Securities, or resulting from a split-up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities; (c) without affecting the obligations of the Debtor under any provision prohibiting such action hereunder or under the Purchase Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the common stock or membership units of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Securities, together with all other certificates, shares, units, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the “Collateral”) and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.  Upon execution of this Supplement, such securities described in clauses (a), (b) and (c) will constitute “Pledged Securities ” and “Collateral”, as applicable, for purposes of the Pledge Agreement with the same force and effect as if originally listed on Schedule 1(a) thereto.  The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 1(a) to the Pledge Agreement.  The Debtor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

Amended and Restated Pledge and Security Agreement – Schedule 2

2.           Governing Law.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

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Amended and Restated Pledge and Security Agreement – Schedule 2

DEBTOR:

TRI-VALLEY CORPORATION, a Delaware corporation

By:
Maston N. Cunningham, Chief Executive Officer

Amended and Restated Pledge and Security Agreement – Schedule 2

Annex 1

PLEDGED SECURITIES

Registered Holder (Debtor)	Corporation (Issuer)	Jurisdiction of Organization of Issuer	Ownership of Debtor in Issuer (common shares of Issuer)

Amended and Restated Pledge and Security Agreement – Annex 1 to Schedule 2